UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

December 8, 2004
Date of Report (Date of earliest event reported)

ANTIGENICS INC
(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

630 Fifth Avenue, Suite 2100
New York, NY 10111	10111
(Address of principal executive offices)	(Zip Code)

212-994-8200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1 Form of Non-Statutory Stock Option Certificate
EX-10.2 2005 Cash Compensation

Item 1.01	Entry into a Material Definitive Agreement

On December 8, 2004, the Compensation Committee of the Board of Directors of Antigenics Inc., granted non-statutory stock options in accordance with the 1999 Equity Incentive Plan, as amended, to certain named executive officers as well as other officers. These grants were communicated to the officers on December 13, 2004. Each option grant is exercisable at $8.13 per share, vests in four equal annual installments beginning December 8, 2005 and will expire December 8, 2014. The form of the award is filed herein as an exhibit. The option grants are as follows:

		Number Options
Name	Title	Granted
Russell Herndon	President, Commercial Operations	50,000
Renu Gupta	Sr. VP, Development	50,000
Peter Thornton	Sr. VP and CFO	25,000
7 other officers		160,000

The Compensation Committee has also set salaries and target bonuses for the year ended December 31, 2005 for certain named executive officers and other officers as set forth in an exhibit to this filing.

Item 9.01      Financial Statements and Exhibits

     (c)     Exhibits:

     10.1     Form of Non-Statutory Stock Option Certificate

     10.2     2005 Cash Compensation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTIGENICS INC.

Date: December 15, 2004	By:	/s/ Garo H. Armen Garo H. Armen, Ph.D. Chairman and Chief Executive Officer

EXHIBIT INDEX

The following designated exhibits are filed herewith:

Exhibits:

10.1               Form of Non-Statutory Stock Option Certificate

10.2               2005 Cash Compensation